Exhibit 99.1

XOMA Reports First Quarter 2017 Financial Results

Established new corporate strategy leveraging extensive portfolio of partnered programs

Strengthened balance sheet with BVF Partners investment and substantial debt repayment

Reduced combined R&D and G&A expenses 49% year-over-year

Berkeley, Calif., May 9, 2017 – XOMA Corporation (Nasdaq:XOMA), a pioneer in the discovery and development of therapeutic antibodies, today announced its first quarter 2017 financial results and recent business highlights.

“Progress continued at a good pace in the first quarter as cost reductions, strategic partner discussions and awareness of our new corporate initiatives all moved forward,” stated Jim Neal, Chief Executive Officer of XOMA. “Our portfolio of partnered assets continued to advance toward milestone points and potential future royalty streams. In addition, we presented compelling preclinical and clinical data on our unpartnered programs and have experienced increased licensing interest over the recent months.”

Recent Business Highlights

XOMA made important progress advancing its development programs and improving the Company’s financial health, including:

•	Launching a new strategy that leverages XOMA’s extensive portfolio of partnered programs and licensed technologies that has the potential to generate substantial future milestone and royalty proceeds for the Company.

•	Completing a $25 million registered offering of common stock and convertible preferred stock to BVF Partners, L.P. (BVF). Associated with this investment, the Company appointed Matthew Perry, President of BVF, a highly accomplished investor and industry professional, to XOMA’s Board of Directors.

•	Establishing proof-of-concept for X358 in 14 patients with congenital hyperinsulinism and 13 patients with hypoglycemia post-bariatric surgery.

•	Achieving positive Phase 2 proof-of-concept results for X213 in physiological hyperprolactinemia.

•	Repaying the full outstanding balance under the Company’s term loan with Hercules Technology Growth Capital, Inc., which had an outstanding principal balance of $17.5 million as of December 31, 2016.

•	Continuing implementation of the Company’s previously announced aggressive corporate cost reduction plan.

•	Presenting clinical data for its two hypoglycemia drug candidates, X358 and X129, at the Endocrine Society’s 99th Annual Meeting (ENDO 2017). The Company also presented positive data from pre-clinical studies investigating the activity of its anti-PTH1R antagonist monoclonal antibody at ENDO 2017 and the American Association for Cancer Research annual meeting.

Financial Results

XOMA recorded total revenues of $0.3 million for the first quarter of 2017, compared to $4.0 million for the first quarter of 2016. The decrease in revenues for the first quarter of 2017 was due primarily to upfront and milestone payments received in the prior year relating to various out-licensing arrangements.

Research and development (R&D) expenses were $4.0 million for the first quarter of 2017, compared to $13.6 million for the first quarter of 2016. The decrease in R&D expenses was due primarily to a $3.5 million reduction in salaries and related expenses, a $3.2 million reduction in clinical trial costs and a $1.7 million decrease in external manufacturing activities.

General and administrative (G&A) expenses were $5.2 million for the first quarter of 2017, compared to $4.3 million for the first quarter of 2016. The increase in G&A expenses for the three months ended March 31, 2017, was due primarily to increases of $0.9 million in consulting services, $0.9 million in allocation of facilities and information technology costs due to a greater proportion of general and administrative personnel after our restructuring activities, and $0.4 million in legal and accounting costs, partially offset by a $1.3 million decrease in salaries and related personnel costs resulting from our 2016 restructuring activities.

Restructuring charges were $2.0 million for the first quarter of 2017. These charges related primarily to severance, other termination benefits and outplacement services associated with the Company’s restructuring activities in 2016 and the first quarter of 2017.

Net loss for the first quarter of 2017 was $16.3 million, compared to net loss of $8.4 million for the first quarter of 2016. The Company recorded a non-cash charge for a deemed dividend on convertible preferred stock of $5.6 million in the first quarter of 2017. The non-cash deemed dividend on convertible preferred stock is associated with the Company’s $25 million registered offering of common stock and convertible preferred stock that closed in February 2017. The subsequent increase in stock price following that transaction triggered the non-cash accounting event.

On March 31, 2017, XOMA had cash and cash equivalents of $20.0 million. The Company ended December 31, 2016, with cash and cash equivalents of $25.7 million.

About XOMA Corporation

XOMA has an extensive portfolio of products, programs, and technologies that are the subject of licenses the Company has in place with other biotech and pharmaceutical companies. Many of these licenses are the result of the Company’s pioneering efforts in the discovery and development of antibody therapeutics. There are more than 20 such programs that are fully funded by partners and could produce milestone payments and royalty payments in the future. In order to maximize its value in a licensing transaction, XOMA continues to invest in X358, an allosteric monoclonal antibody that reduces insulin receptor activity, as a potential treatment of hyperinsulinism. For more information, visit www.xoma.com.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding: the potential of XOMA’s portfolio of partnered programs and licensed technologies generating substantial milestone and royalty proceeds over time; the significant unmet therapeutic need for certain rare medical conditions associated with hyperinsulinism; XOMA’s intent to license X213 and X358; and statements that otherwise relate to future periods. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry and for companies engaged in the development of new products in a regulated market. Potential risks to XOMA meeting these expectations are described in more detail in XOMA’s most recent filing on Form 10-K and in other SEC filings. Consider such risks carefully when considering XOMA’s prospects. Any forward-looking statement in this press release represents XOMA’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by applicable law.

Investor contact:

Luke Heagle

Pure Communications

+1 910-726-1372

lheagle@purecommunications.com

Media contact:

Colin Sanford

Pure Communications

+1 415-946-1094

csanford@purecommunications.com

XOMA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenues:
License and collaborative fees	$150	$2,491
Contract and other	110	1,471

Total revenues	260	3,962

Operating expenses:
Research and development	3,993	13,610
General and administrative	5,167	4,305
Restructuring	2,020	36

Total operating expenses	11,180	17,951

Loss from operations	(10,920)	(13,989)
Other income (expense):
Interest expense	(609)	(1,002)
Other income (expense), net	1,329	(306)
Revaluation of contingent warrant liabilities	—	6,932
Loss on extinguishment of debt	(515)	—

Net loss	(10,715)	(8,365)
Deemed dividend on convertible preferred stock	(5,603)	—

Net loss available to common stockholders	$(16,318)	$(8,365)

Basic and diluted net loss per share available to common stockholders	$(2.37)	$(1.40)

Weighted average shares used in computing basic and diluted net loss per share available to common stockholders	6,887	5,978

Other comprehensive loss:
Net loss	$(10,715)	$(8,365)
Net unrealized loss on marketable securities	—	(42)

Total comprehensive loss	$(10,715)	$(8,407)

XOMA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$20,045	$25,742
Trade and other receivables, net	1,343	566
Prepaid expenses and other current assets	264	852

Total current assets	21,652	27,160
Property and equipment, net	396	1,036
Other assets	481	481

Total assets	$22,529	$28,677

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,176	$5,689
Accrued and other liabilities	2,173	4,215
Accrued restructuring costs	1,793	3,594
Deferred revenue – current	1,381	899
Interest bearing obligations – current	12,544	17,855
Accrued interest on interest bearing obligations – current	178	254

Total current liabilities	22,245	32,506
Deferred revenue – non-current	17,408	18,000
Interest bearing obligations – non-current	14,085	25,312
Other liabilities – non-current	—	69

Total liabilities	53,738	75,887

Stockholders’ deficit:
Preferred stock, $0.05 par value, 1,000,000 shares authorized, 5,003 and 0 issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.0075 par value, 277,333,332 shares authorized, 7,585,629 and 6,114,145 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	57	46
Additional paid-in capital	1,173,104	1,146,357
Accumulated deficit	(1,204,370)	(1,193,613)

Total stockholders’ deficit	(31,209)	(47,210)

Total liabilities and stockholders’ deficit	$22,529	$28,677